                                                                   EXHIBIT 99.1

FOR IMMEDIATE RELEASE

                                                      Contact:
                                                      Mark J. Bonney
                                                      President & COO
                                                      Axsys Technologies, Inc.
                                                      (860) 257-0200
                                                      www.axsys.com

              AXSYS TECHNOLOGIES ANNOUNCES SECOND QUARTER RESULTS:
        SALES, EARNINGS AND SPECIAL CHARGE IN LINE WITH PREVIOUS GUIDANCE

ROCKY HILL, CT - JULY 31, 2001 - Axsys Technologies, Inc. (Nasdaq: AXYS), a global leader in the design, manufacture and distribution of precision components and systems for high-technology markets, today announced second quarter fiscal 2001 results. Sales amounted to $23.4 million in the quarter ended June 30, 2001, compared to $23.8 million in the comparable quarter in fiscal 2000, a decrease of $0.4 million, or 2 percent. For the second quarter, Axsys reported a net loss of $6.4 million, or ($1.37) per share, which included a non-recurring charge of $5.7 million after-tax, or ($1.22) per share, compared to a loss of $270 thousand, or ($0.06) per share in the quarter ended June 30, 2000.

      Sales of the Company's Precision Components Group totaled $14.3 million in the quarter, compared to $13.6 million in the quarter ended June 30, 2000. The five percent increase was attributable to higher sales of motion control components and precision-machined products to aerospace and defense customers.

      Automation Group sales totaled $3.2 million in the second quarter of 2001, compared to $2.4 million in 2000, an increase of $0.8 million or 33 percent. Sales of fiber optic automation systems increased substantially over last year, and shipments of test equipment to electronic capital equipment markets were also higher.

      Sales of the Distributed Products Group were $5.9 million in the quarter ended June 30, 2001, compared to $7.8 million in the comparable prior year period, a decrease of $1.9 million, or 24 percent. Softer orders from semiconductor capital equipment manufacturers and other commercial and industrial customers, which reduced sales accordingly, have negatively impacted our bearings distribution business.

      As previously announced, second quarter 2001 results included a non-recurring earnings charge of $5.7 million after-tax, or ($1.22) per share, to implement a comprehensive cost reduction program as well as to record certain asset write-offs. Results from operations, excluding the non-recurring earnings charge, were a loss of $688 thousand, or ($0.15) per share. Factors contributing to the increased loss were higher engineering, research & development expenses and general and administrative costs to support our strategy to develop, market and sell semi-automated and fully automated production and test equipment to manufacturers of fiber optic and photonics components. In addition, corporate administrative expenses rose in the quarter, a factor that was addressed within the comprehensive cost reduction program.

      The cost reduction plan resulted in the elimination of 59 positions or 9 percent of Axsys' total workforce. The non-recurring earnings charge consisted of the following components, all in pre-tax amounts:

|_| $4.4 million charged to cost of sales for increases in reserves for potentially obsolete and excess inventory
|_| $2.9 million charged to cost of sales for loss contract accruals on two defense programs
|_| $1.4 million in restructuring charges for severance costs and costs to exit two facilities
|_| $0.4 million charged to cost of sales for disposal or writedown of tooling assets

      Commenting on the quarter, Stephen W. Bershad, Chairman and Chief Executive Officer stated, "The expected second quarter loss, coupled with the generally weak macroeconomic outlook, prompted us to implement the major cost reductions and asset write-offs. These actions were necessary in order to continue our investment in the exciting growth platforms being developed by the Automation Group. We believe that capital spending in photonics and electronic capital equipment will begin to increase early next year. We are working to position ourselves to be able to provide market leading solutions to our customers when business improves."

      Mark J. Bonney, President and Chief Operating Officer commented, "After the implementation of our comprehensive cost reduction programs, we believe we will have lowered our quarterly break-even point to $24 million of sales and reduced our costs by over $1 million per quarter."

      For the six-month period ended June 30, 2001, sales amounted to $47.6 million, compared to $43.5 million in 2000, an increase of $4.1 million, or 9 percent. Excluding non-recurring gains and restructuring charges, the loss from continuing operations for the first half of fiscal 2001 was $1.0 million or ($0.22) per share, compared to a loss of $1.3 million, or ($0.28) per share in the first half of fiscal 2000. The Company recorded new orders of $18.6 million in the second quarter of 2001, compared to orders of $28.8 million in the second quarter of 2000. We also removed approximately $3.1 million of orders from our backlog, reflecting the belief that there is sufficient risk that products covered by these orders may not be required by customers within the next twelve months. Axsys ended the second quarter with a backlog of $52.7 million, compared to a backlog of $52.4 million at June 30, 2000, an increase of $0.3 million, or 1 percent. Our backlog was $64.9 million at December 31, 2000.

      Axsys' management invites you to listen to a conference call regarding second quarter 2001 results to be held on Wednesday, August 1, 2001 at 10:00 a.m. (Eastern Daylight Time). The domestic dial-in number is 800-633-8298 and the international dial-in number is 212-346-6501, and the access number is 19362827. A replay of the conference call will begin on Wednesday, August 1, 2001 at 12:00 p.m. (Eastern Daylight Time) and will be available until August 3, 2001 at 12:00 p.m. The replay can be accessed by dialing 800-633-8284 (858-812-6440 if outside the United States).

      Axsys Technologies, Inc. is a vertically integrated supplier of precision system solutions for high-technology markets, including fiber optics, data storage and semiconductor, as well as providing aerospace guidance and electronic capital equipment. Axsys has created its precision systems capabilities by leveraging its success with unique component capabilities. For more information, contact Axsys Technologies, Inc. at www.Axsys.com.

      This news release contains certain forward-looking statements. These include: Axsys' statements as to the steps we plan to take to restructure our operations, reduce costs, write-off assets, dispose of excess and potentially obsolete inventory and close facilities; our expectations as to the costs and expenses involved in our cost reduction program; our expectations as to the benefits we may generate; our views as to the operational benefits to be received from the steps we plan to take to restructure our operations; our plan to continue to fund our growth initiatives, including our Automation Group; and our views as to future demand for our products. Our business is subject to various risks and uncertainties. As a result, actual future results and developments may be materially different from those expressed or implied in any forward-looking statements. Disclosure regarding factors affecting Axsys' future results and developments is contained in our public filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2000.

                            AXSYS TECHNOLOGIES, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                    (Dollars in thousands, except share data)


                                                                        (Unaudited)
                                                                          JUNE 30,     DECEMBER 31,
                                                                            2001          2000
                                                                          --------     ------------
                                       ASSETS

CURRENT ASSETS:
  Cash and cash equivalents                                               $  9,087      $ 14,850
  Accounts receivable - net                                                 12,565        13,937
  Inventories - net                                                         23,625        25,435
  Other current assets                                                       6,868         3,293
                                                                          --------      --------

    TOTAL CURRENT ASSETS                                                    52,145        57,515
PROPERTY, PLANT AND EQUIPMENT - net                                         14,168        12,816
EXCESS OF COST OVER NET ASSETS ACQUIRED - net                                3,064         3,062
OTHER ASSETS                                                                   166           199
                                                                          --------      --------
    TOTAL ASSETS                                                          $ 69,543      $ 73,592
                                                                          ========      ========

                        LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
  Accounts payable                                                        $  6,218      $  7,009
  Accrued expenses and other liabilities                                    12,213         8,172
  Current portion of capital lease obligations                                 697           814
                                                                          --------      --------
    TOTAL CURRENT LIABILITIES                                               19,128        15,995

CAPITAL LEASES, less current portion                                         1,146         1,485

OTHER LONG-TERM LIABILITIES                                                  2,480         2,691

SHAREHOLDERS' EQUITY:
  Common stock, authorized 30,000,000 shares, issued 4,792,674 shares
    at June 30, 2001 and December 31, 2000                                      47            47
  Capital in excess of par                                                  39,680        39,675
  Retained earnings                                                          8,203        14,965
  Treasury stock, at cost, 106,244 shares at June 30, 2001 and
    108,553 at December 31, 2000                                            (1,141)       (1,266)
                                                                          --------      --------
    TOTAL SHAREHOLDERS' EQUITY                                              46,789        53,421
                                                                          --------      --------
    TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                            $ 69,543      $ 73,592
                                                                          ========      ========

                            AXSYS TECHNOLOGIES, INC.

                  CONDENSED CONSOLIDATE STATEMENT OF OPERATIONS
            (Unaudited, dollars in thousands, except per share data)


                                                                THREE MONTHS ENDED                 SIX MONTHS ENDED
                                                                     JUNE 30,                          JUNE 30,
                                                           ----------------------------      ----------------------------
                                                               2001             2000             2001             2000
                                                           -----------      -----------      -----------      -----------
NET SALES                                                  $    23,404      $    23,841      $    47,606      $    43,527

Cost of sales                                                   25,278           18,302           43,399           37,096
Selling, general and administrative expenses                     5,904            5,024           11,386           10,476
Research and development expenses                                1,077              923            2,338            1,693
Restructuring charge                                             1,360              296            1,360            1,655
Amortization of intangible assets                                   --               35               (1)              70
                                                           -----------      -----------      -----------      -----------
OPERATING (LOSS)                                               (10,215)            (739)         (10,876)          (7,463)

Interest income, net                                                22              234              109              129
Other income                                                        14               61               34              105
                                                           -----------      -----------      -----------      -----------
(LOSS) FROM CONTINUING OPERATIONS
BEFORE TAXES                                                   (10,179)            (444)         (10,733)          (7,229)

Benefit from income taxes                                        3,754              174            3,971            2,827
                                                           -----------      -----------      -----------      -----------
NET (LOSS) FROM CONTINUING OPERATIONS                           (6,425)            (270)          (6,762)          (4,402)

DISCONTINUED OPERATIONS:
Income from operations, net of taxes                                --               --               --              513
Gain on disposal, net of taxes                                      --               --               --           13,776
                                                           -----------      -----------      -----------      -----------
NET (LOSS) INCOME                                          $    (6,425)     $      (270)     $    (6,762)     $     9,887
                                                           ===========      ===========      ===========      ===========

BASIC EARNINGS PER SHARE:
(Loss) from continuing operations                                (1.37)           (0.06)           (1.44)           (0.95)
Income from discontinued operations                                 --               --               --             3.08
                                                           -----------      -----------      -----------      -----------
TOTAL BASIC (LOSS)/EARNINGS PER SHARE                            (1.37)           (0.06)           (1.44)            2.13
                                                           ===========      ===========      ===========      ===========

Weighted average basic common shares outstanding (1)         4,685,546        4,650,762        4,685,040        4,646,697
                                                           ===========      ===========      ===========      ===========

DILUTED EARNINGS PER SHARE:
(Loss) from continuing operations                                (1.37)           (0.06)           (1.44)           (0.95)
Income from discontinued operations                                 --               --               --             3.08
                                                           -----------      -----------      -----------      -----------
TOTAL DILUTED (LOSS)/EARNINGS PER SHARE                          (1.37)           (0.06)           (1.44)            2.13
                                                           ===========      ===========      ===========      ===========

Weighted average diluted common shares outstanding (1)       4,685,546        4,650,762        4,685,040        4,646,697
                                                           ===========      ===========      ===========      ===========

----------

(1) As per generally accepted accounting principles, the computation of the net loss per share is based on the weighted average basic shares outstanding when there is an operating loss from continuing operations.